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                     [SNOW BECKER KRAUSS P.C. LETTERHEAD]


                                                        December 15, 1997

CPI Aerostructures, Inc.
200A Executive Drive
Edgewood, NY  11717

  RE: REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

                  We have acted as counsel to CPI Aerostructures, Inc. (the "Company"), a New York corporation, in connection with the Company's post-effective amendment no. 1 to registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. The
Registration Statement includes (i) an additional 300,000 stock options authorized to be granted pursuant to the Company's 1995 Employee Stock Option Plan (the "1995 Plan"); and (ii) 20,000 stock options granted to SBK Investment Partners, an affiliate of our firm, Snow Becker Krauss P.C. (the "SBK Options").

                  As counsel to the Company, we have examined the Company's Certificate of Incorporation, By-laws, records of corporate proceedings, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the accuracy and completeness of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to such opinions which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company, public officials or others.

                  Based on the foregoing, we are of the opinion that:

                  1. The Company has been duly organized, is validly existing, and in good standing under the laws of the State of New York.

                  2. The 300,000 additional stock options issuable under the 1995 Plan have been duly authorized by the Board of Directors of the Company, and in the case of the Common Shares issuable upon exercise of the 300,000 additional options pursuant to the 1995 Plan, they have been duly authorized and reserved for issuance, and when duly issued and paid for as contemplated by the Registration Statement, the Common Shares will be legally issued, fully paid and non-assessable securities.

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CPI Aerostructures, Inc.
December 11, 1997
Page 2


                  3. The SBK Options have been duly authorized by the Board of Directors of the Company, and in the case of the 20,000 Common Shares issuable upon exercise of the SBK Options, they have been duly authorized and reserved for issuance, and when duly issued and paid for as contemplated by the Registration Statement, the Common Shares will be legally issued, fully paid and non-assessable securities.

                  We hereby consent to the reference of our name in the Prospectus under the caption "Legal Opinion" and to inclusion of this opinion as Exhibit 5.1 to the Registration Statement and all amendments thereto.

                                                  Very truly yours,


                                                  /S/  Snow  Becker Krauss P.C.
                                                  -----------------------------

                                                  SNOW BECKER KRAUSS P.C.


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